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                            RULE INDUSTRIES, INC.
                              IRREVOCABLE PROXY

     The undersigned hereby irrevocably appoints Greenfield Industries, Inc., a Delaware corporation ("Greenfield"), with full power of substitution, as his attorney and proxy pursuant to the provisions of Section 41 of Chapter 156B of the Massachusetts General Laws to attend meetings, vote, execute and deliver written consents or otherwise act with respect to, all shares of capital stock (the "Stock") of Rule Industries, Inc., a Massachusetts corporation (the "Corporation"), now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any and all applicable laws or regulations governing the rights and powers of shareholders of a Massachusetts corporation. This proxy is given pursuant to a Settlement Agreement dated as of November 20, 1995 by and among William Anastos, the Corporation, Greenfield, John A. Geishecker, Jr., Gary M. Sable and Henry G. Libby, and is therefore coupled with the interest provided thereby and is irrevocable. This proxy may only be exercised by Greenfield or its substitute at a meeting (including any adjournment thereof) of stockholders of the Corporation to be held for the purposes of considering and voting on the approval and adoption of an agreement and plan of merger (the "Merger Agreement") among the Corporation, Greenfield and Rule Acquisition Corporation, a wholly-owned subsidiary of Greenfield ("Acquisition"), providing for the merger of Acquisition with and into the Corporation. This proxy shall not terminate unless and until the Merger Agreement is terminated.

     This proxy and all authority conferred hereby shall not be terminated by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned or by the occurrence of any other event or events, and if after the execution hereof the undersigned shall die or become incapacitated, or if any other such event or events shall occur, Greenfield or its substitute shall nevertheless be authorized and directed to exercise its authority hereunder as if such death, incapacity or other event or events had not occurred and regardless of notice thereof.

     Executed as a seal instrument and dated this 21 day of November, 1995.





                                       /s/ William Anastos
                                       -------------------------------------
                                       As Trustee of the Anastos Revocable
                                        Trust and not individually